Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-95701) on Form S-8/S-3 and Registration Statement (No. 333-125284) on Form S-8 of our report dated March 9, 2006 relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of Enova Systems, Inc. for the year ended December 31, 2006.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
April 2, 2007